Exhibit 99.2

TO OUR STOCKHOLDERS
I opened my first auction in Ottawa, Canada in 1990 with a simple goal—to help my fellow dealers buy and sell used vehicles. Back then we hand-wrote every contract—and didn’t have a single computer on site. Our world and our industry have changed a lot since then, but as I look across the broad landscape of what KAR has become, my goal has never changed. With nearly 10,000 employees and over 130 operating locations in North America and Europe, we are helping the world’s automotive manufacturers, finance companies, fleet operators and dealers sell and source inventory smarter, faster and easier than ever before.
As an entrepreneur, I have been fortunate to lead this company’s growth and evolution in various roles since 1996. And over the last several years, I have worked very closely with another great entrepreneur, KAR President Peter Kelly, to position our company for the future. Peter was co-founder of OPENLANE, a company that was founded on the premise of bringing the benefits of digital technologies to our industry and our customers. The acquisition of OPENLANE by KAR in 2011 helped to catalyze KAR’s own digital transformation. Together, we shared a vision for the digital future of KAR and worked collaboratively to enhance our technology platforms, advance our data analytics capabilities and fortify our strong pipeline of innovation. And it was Peter’s experience and leadership that allowed us to successfully shift our operations to 100% digital in the early months of 2020.
We believe the future of KAR and our industry is digital. And we are committed to leading this transformation because we have seen the power of technology first-hand and the positive impact it has on our company and our customers. Digital marketplaces are safer, more efficient, engaged and active, and they generate better outcomes for buyers and sellers alike. We also believe that digital technologies significantly expand the addressable market for our services. So as KAR accelerates further into this next era of our evolution, I am very proud to pass the leadership and responsibility of this great company to Peter Kelly. Effective April 1, 2021, Peter will become CEO and a member of the KAR Board of Directors. I will transition into the role of Executive Chairman and will remain involved in high-level strategic, customer and investor relations matters.
Beyond Peter’s business acumen and many accomplishments, what I admire and appreciate most about him is his humanity. Peter cares deeply for this organization, and his passion for our people and our customers is contagious. He is a selfless leader who understands that no matter how large or technologically advanced we become, the foundation of our success is built on relationships, integrity and trust. From my first meeting with Peter, I knew he embodied these values, and each day I’ve worked with him since has reinforced my confidence in his ability to lead KAR into the future.
The coming months and years in this industry will be transformative, and KAR is on the right path. The investments we’ve made position us well to capture the opportunities ahead, and we are laser-focused on extending our lead in operating the world’s greatest digital marketplaces for used vehicles. Our combination of digital marketplaces and sophisticated physical infrastructure are unmatched in our industry. I believe we have the right leadership, talent and strategy to achieve these goals and continue delivering meaningful value for our stockholders and customers.
Peter will provide additional updates on this transition, our strategic priorities and his vision for our future as he begins communicating with our investors over the next few months. Until then, please join me and the entire KAR Global family in congratulating Peter on his new and well-deserved role.
Best regards,

Jim Hallett
Chairman & CEO
March 2, 2021

Forward-Looking Statements

Certain statements contained in this letter include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as "should," "may," "will," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 virus on our business and the economy generally, and those other matters disclosed in the Company's Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.